Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Re: Ford Motor Credit Company LLC Registration Statement
Nos. 333-168720 and 333-159107 on Form S-3 and No. 333-137066 on Form S-4

We hereby consent to the incorporation by reference in the aforementioned Registration Statements of Ford Motor Credit Company LLC and its Subsidiaries of our report dated February 28, 2011 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Detroit, Michigan
February 28, 2011

23-1